Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2015

FRESNO, CALIFORNIA…January 26, 2016… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $10,964,000, and diluted earnings per common share of $1.00 for the year ended December 31, 2015, compared to $5,294,000 and $0.48 per diluted common share for the year ended December 31, 2014.
Net income for the period increased 107.10% in 2015 compared to 2014, primarily driven by a decrease in provision for credit losses and an increase in non-interest income, offset by an increase in provision for income taxes and an increase in non-interest expenses. During the year ended December 31, 2015, the Company recorded a provision for credit losses of $600,000, compared to $7,985,000 during the year ended December 31, 2014. Net interest income before the provision for credit losses for the year ended December 31, 2015 was $40,775,000, compared to $39,883,000 for the year ended December 31, 2014, an increase of $892,000 or 2.24%. Net interest income during 2015 and 2014 was benefited by approximately $424,000 and $879,000, respectively, in net interest income from prepayment penalties and payoff of loans previously on nonaccrual status. Excluding these benefits, net interest income for the year ended December 31, 2015 increased by $1,347,000 compared to the year ended December 31, 2014.
Non-performing assets decreased by $11,639,000, or 82.83%, to $2,413,000 at December 31, 2015, compared to $14,052,000 at December 31, 2014. During the year ended December 31, 2015, the Company’s

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shareholders’ equity increased $8,278,000, or 6.32%. The increase in shareholders’ equity was driven by the retention of earnings net of dividends paid, partially offset by a decrease in unrealized gains on available-for-sale securities recorded in accumulated other comprehensive income (AOCI).
Return on average equity (ROE) for year ended December 31, 2015 was 8.12%, compared to 4.06% for the year ended December 31, 2014. Notwithstanding an increase in shareholders’ equity, this increase in ROE was achieved due to an even-stronger increase in net income. The Company declared and paid $0.18 per share in cash dividends to holders of common stock during the year ended 2015 compared to $0.20 per share during the year ended 2014. Return on average assets (ROA) was 0.90% in 2015 and 0.46% in 2014. During the year ended December 31, 2015, the Company’s total assets increased 7.09%, and total liabilities increased 7.19%, compared to those at December 31, 2014.
During the year ended December 31, 2015, the Company recorded a provision for credit losses of $600,000, as compared to $7,985,000 during the year ended December 31, 2014. During the year ended December 31, 2015, the Company recorded $702,000 in net loan recoveries, compared to $8,885,000 in net loan charge-offs for the year ended December 31, 2014. The net (recovery) charge-off ratio, which reflects net (recoveries) charge-offs to average loans, was (0.12)% for the year ended December 31, 2015, compared to 1.65% for the same period in 2014.
At December 31, 2015, the allowance for credit losses stood at $9,610,000, compared to $8,308,000 at December 31, 2014, a net increase of $1,302,000 reflecting the provision of $600,000 and the net recoveries during the year. The allowance for credit losses as a percentage of total loans was 1.61% at December 31, 2015, and 1.45% at December 31, 2014. Total loans included loans acquired in the acquisition of Visalia Community Bank in 2013 (“VCB loans”) that were recorded at fair value in connection with the acquisition. The value of the VCB loans totaled $62,395,000 at December 31, 2015 and $77,882,000 at December 31, 2014. Excluding these VCB loans from the calculation, the allowance for credit losses to total gross loans was 1.79% and 1.68% as of December 31, 2015 and December 31, 2014, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.79% and 1.62%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred losses inherent within the loan portfolio at December 31, 2015.

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Total non-performing assets were $2,413,000, or 0.19% of total assets as of December 31, 2015, compared to $14,052,000, or 1.18% of total assets as of December 31, 2014. The decrease in non-performing assets resulted from the continued liquidation of certain assets serving as collateral for various impaired credits.
In connection with the partial charge-off of a single commercial and agricultural relationship in the fourth quarter of 2014, the Company is actively working to collect all balances legally owed to the Company.  The Company plans to continue to track and identify any expenses, net of recoveries, associated with the collection efforts of this commercial and agricultural relationship.  For the year ended December 31, 2015, collection expenses related to this relationship totaled $436,000.
The following provides a reconciliation of the change in nonaccrual loans for 2015.

(In thousands)	Balances December 31, 2014	Additions to Nonaccrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances December 31, 2015
Nonaccrual loans:
Commercial and industrial	$7,209	$190	$(6,620)	$—	$—	$(779)	$—
Real estate	2,831	720	(2,660)	—	—	—	891
Real estate construction and land development	—	53	(53)	—	—	—	—
Agricultural real estate	360	—	(360)	—	—	—	—
Equity loans and lines of credit	1,751	152	(1,364)	(227)	(111)	(29)	172
Consumer	19	3	(6)	—	—	(3)	13
Restructured loans (non-accruing):
Commercial and industrial	56	—	(27)	—	—	—	29
Real estate	—	25	(2)	—	—	—	23
Real estate construction and land development	547	—	(547)	—	—	—	—
Equity loans and lines of credit	1,279	41	(35)	—	—	—	1,285
Total nonaccrual	$14,052	$1,184	$(11,674)	$(227)	$(111)	$(811)	$2,413
The Company’s net interest margin (fully tax equivalent basis) was 4.01% for the year ended December 31, 2015, compared to 4.11% for the year ended December 31, 2014. The decrease in net interest margin in the period-to-period comparison primarily resulted from a decrease in the yield on the Company’s loan portfolio, partially offset by a decrease in the Company’s cost of funds.
For the year ended December 31, 2015, the effective yield on total earning assets decreased 12 basis points to 4.10% compared to 4.22% for the year ended December 31, 2014, while the cost of total interest-bearing

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liabilities decreased 2 basis points to 0.15% compared to 0.17% for the year ended December 31, 2014. The cost of total deposits decreased 2 basis points to 0.09% for the year ended December 31, 2015, compared to 0.11% for the year ended December 31, 2014.
For the year ended December 31, 2015, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $529,046,000, an increase of $15,180,000, or 2.95%, compared to the year ended December 31, 2014.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.75% for the year ended December 31, 2015, compared to 2.83% for the year ended December 31, 2014. Total average loans, which generally yield higher rates than investment securities, increased $47,233,000, from $539,529,000 for the year ended December 31, 2014 to $586,762,000 for the year ended December 31, 2015. The effective yield on average loans decreased to 5.27% for the year ended December 31, 2015, compared to 5.53% for the year ended December 31, 2014 due to continued competitive and market rate pressures as well as a reduction in the amount of interest income recovered in more recent quarters on nonaccrual or charged-off loans.
Total average assets for the year ended December 31, 2015 were $1,222,526,000 compared to $1,157,483,000, for the year ended December 31, 2014, an increase of $65,043,000 or 5.62%. During 2015 and 2014, the average loan to deposit ratio was 55.05% and 53.60%, respectively. Total average deposits increased $59,238,000 or 5.89% to $1,065,798,000 for the year ended December 31, 2015, compared to $1,006,560,000 for the year ended December 31, 2014. Average interest-bearing deposits increased $20,129,000, or 3.06%, and average non-interest bearing demand deposits increased $39,109,000, or 11.21%, for the year ended December 31, 2015, compared to the year ended December 31, 2014. The Company’s ratio of average non-interest bearing deposits to total deposits was 36.40% for the year ended December 31, 2015, compared to 34.65% for the year ended December 31, 2014.
Non-interest income for the year ended December 31, 2015 increased by $1,223,000 to $9,387,000, compared to $8,164,000 for the year ended December 31, 2014, primarily driven by an increase of $591,000 in net realized gains on sales and calls of investment securities, a $498,000 increase in loan placement fees, a $169,000 increase in other income, and a $253,000 increase in Federal Home Loan Bank dividends, partially

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offset by a $210,000 decrease in service charge income, and an $8,000 decrease in interchange fees. The Company realized a $345,000 tax-free gain related to the collection of life insurance proceeds in June 2015, which is included in other non-interest income.
Non-interest expense for the year ended December 31, 2015 increased $678,000, or 1.92%, to $36,016,000 compared to $35,338,000 for the year ended December 31, 2014. The net increase year over year was a result of increases in salaries and employee benefits of $1,115,000, increases in professional services of $328,000, increases in Internet banking expenses of $189,000, increases in regulatory assessments of $297,000, increases in license and maintenance contracts of $32,000, and increases in advertising fees of $19,000, offset by decreases in data processing expenses of $681,000, decreases in ATM/Debit card expenses of $76,000, and decreases in occupancy and equipment expenses of $166,000. The increase in professional services included $436,000 related to defending and collecting a significant single commercial and agricultural relationship that deteriorated during late 2014. The increase in salaries and employee benefits was primarily the result of increased performance incentives, and higher health insurance expenses. During the year ended December 31, 2015, other non-interest expenses included increases of $62,000 in telephone expenses, $44,000 in director’s fees, and $19,000 in personnel expenses, offset by decreases of $195,000 in net losses on disposal or write-down of premises and equipment, $64,000 in appraisal fees, and $26,000 in postage expenses, as compared to the same period in 2014.
The Company recorded an income tax provision of $2,582,000 for the year ended December 31, 2015, compared to an income tax benefit of $570,000 for the year ended December 31, 2014. The effective tax rate for the year ended December 31, 2015 was 19.06%. The Company’s effective tax rate in 2015 is significantly lower than the statutory tax rate due to effective tax planning strategies, as well as the expiration of certain tax exposures during 2015.

Quarter Ended December 31, 2015
For the quarter ended December 31, 2015, the Company reported an unaudited consolidated net income of $2,903,000 and earnings per diluted common share of $0.26, compared to consolidated net loss of $(2,366,000) and $(0.22) per diluted share for the same period in 2014. Net income for the immediately trailing quarter ended

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September 30, 2015 was $2,517,000, or $0.23 per diluted common share. The increase in net income during the fourth quarter of 2015 compared to the same period in 2014 is primarily due to a decrease in provision for credit losses and an increase in net interest income, partially offset by an increase in provision for income taxes and a decrease in non-interest income. The Company recorded no provision for credit losses during the fourth quarter of 2015 compared to $8,385,000 during the same period of 2014.
Annualized return on average equity (ROE) for the fourth quarter of 2015 was 8.42%, compared to (7.06)% for the same period of 2014. The increase in ROE reflects an increase in net income, offset by an increase in shareholders’ equity. Annualized return on average assets (ROA) was 0.92% for the fourth quarter of 2015 compared to (0.8)% for the same period in 2014. This increase is due to an increase in net income, notwithstanding an increase in average assets.
In comparing the fourth quarter of 2015 to the fourth quarter of 2014, average total loans increased by $23,698,000, or 4.19%. During the fourth quarter of 2015, the Company recorded $517,000 in net loan recoveries compared to $7,566,000 in net charge-offs for the same period in 2014. The net charge-off (recovery) ratio, which reflects annualized net charge-offs to average loans, was (0.35)% for the quarter ended December 31, 2015 compared to 5.35% for the quarter ended December 31, 2014.
The following provides a reconciliation of the change in nonaccrual loans for the quarter ended December 31, 2015.

(Dollars in thousands)	Balances September 30, 2015	Additions to Nonaccrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances December 31, 2015
Nonaccrual loans:
Commercial and industrial	$21	$85	$(13)	$—	$—	$(93)	$—
Real estate	918	—	(27)	—	—	—	891
Equity loans and lines of credit	217	—	(45)	—	—	—	172
Consumer	14	3	(1)	—	—	(3)	13
Restructured loans (non-accruing):
Commercial and industrial	34		(5)	—	—	—	29
Real estate	23	—	—	—	—	—	23
Equity loans and lines of credit	1,267	41	(23)	—	—	—	1,285
Total nonaccrual	$2,494	$129	$(114)	$—	$—	$(96)	$2,413
The Company had no OREO transactions recorded during the quarter ended December 31, 2015.

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Average total deposits for the fourth quarter of 2015 increased $71,532,000 or 6.94% to $1,102,862,000 compared to $1,031,330,000 for the same period of 2014.
The Company’s net interest margin (fully tax equivalent basis) decreased 3 basis points to 4.01% for the quarter ended December 31, 2015, compared to 4.04% for the quarter ended December 31, 2014. Net interest income, before provision for credit losses, increased $633,000, or 6.33%, to $10,638,000 for the fourth quarter of 2015, compared to $10,005,000 for the same period in 2014. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on the average investment securities, partially offset by a decrease in the Company’s cost of funds. Over the same periods, the cost of total deposits decreased 2 basis point to 0.08% compared to 0.10% in 2014.
For the quarter ended December 31, 2015, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $52,916,000, or 10.29%, compared to the quarter ended December 31, 2014 and increased by $39,334,000, or 7.45%, compared to the quarter ended September 30, 2015.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.72% for the quarter ended December 31, 2015, compared to 2.87% for the quarter ended December 31, 2014 and 2.74% for the quarter ended September 30, 2015. Total average loans, which generally yield higher rates than investment securities, increased by $23,698,000 to $588,926,000 for the quarter ended December 31, 2015, from $565,228,000 for the quarter ended December 31, 2014 and decreased by $8,802,000 from $597,728,000 for the quarter ended September 30, 2015. The effective yield on average loans increased to 5.29% for the quarter ended December 31, 2015, compared to 5.19% and 5.18% for the quarters ended December 31, 2014 and September 30, 2015, respectively.
Total average assets for the quarter ended December 31, 2015 were $1,262,239,000 compared to $1,187,507,000 for the quarter ended December 31, 2014 and $1,230,687,000 for the quarter ended September 30, 2015, an increase of $74,732,000 and $31,552,000, or 6.29% and 2.56%, respectively.
Total average deposits increased $71,532,000, or 6.94%, to $1,102,862,000 for the quarter ended December 31, 2015, compared to $1,031,330,000 for the quarter ended December 31, 2014. Total average deposits increased $28,204,000, or 2.62%, for the quarter ended December 31, 2015, compared to $1,074,658,000

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for the quarter ended September 30, 2015. The Company’s ratio of average non-interest bearing deposits to total deposits was 36.86% for the quarter ended December 31, 2015, compared to 34.90% and 37.35% for the quarters ended December 31, 2014 and September 30, 2015, respectively.
Non-interest income decreased $204,000, or 9.79%, to $1,879,000 for the fourth quarter of 2015 compared to $2,083,000 for the same period in 2014. The fourth quarter 2015 non-interest income included $36,000 net realized gains on sales and calls of investment securities compared to $331,000 for the same period in 2014. For the quarter ended December 31, 2015, service charge income decreased $90,000, while loan placement fees increased $105,000, and interchange fee income increased $35,000, compared to the same period in 2014. Non-interest income for the quarter ended December 31, 2015 increased by $157,000 to $1,879,000, compared to $1,722,000 for the quarter ended September 30, 2015.
Non-interest expense for the quarter ended December 31, 2015 increased $184,000, or 2.09%, to $9,003,000 compared to $8,819,000 for the quarter ended December 31, 2014. The net increase quarter over quarter was a result of increases in salaries and employee benefits of $477,000, increases in license and maintenance expenses of $24,000, offset by a decrease in data processing expenses of $181,000. Non-interest expense for the quarter ended December 31, 2015 decreased by $25,000 compared to $9,028,000 for the trailing quarter ended September 30, 2015.
The Company recorded an income tax provision of $611,000 for the quarter ended December 31, 2015, compared to a tax benefit of $2,750,000 for the quarter ended December 31, 2014. The effective tax rate for the quarter ended December 31, 2015 was 17.39%.
“The fourth quarter and full year results for the Company reflect the benefits of our historical customer relationship focus and demonstrate improved financial results throughout the Company.  Loans and deposits continue to grow in spite of the uneven economic environment in California’s San Joaquin Valley.  We are particularly pleased with our initiatives focused on generating non-interest income in the areas of mortgage generation and investment income.  Additionally, the year finished with a small recovery on a large former non-performing loan relationship and recoveries are expected to continue into 2016,” stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

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“In an effort to reallocate expenses to areas of more rapid growth opportunities and improve efficiencies for the Company, we will complete the closure of one Fresno office during the second quarter of 2016, and the customer relationships will be transferred to a neighboring branch.  This closure will result in full-year pre-tax expense savings of approximately $500,000.  While the economy in the San Joaquin Valley has improved, albeit at a slower pace than California as a whole, we believe the Company is positioned to maintain sensible growth throughout our seven-county footprint,” concluded Ford.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank now operates 21 full service offices in Clovis, Exeter, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick. Founding Directors Emeriti include Wanda L. Rogers and Sidney B. Cox.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(In thousands, except share amounts)	2015	2014

ASSETS
Cash and due from banks	$23,339	$21,316
Interest-earning deposits in other banks	70,988	55,646
Federal funds sold	290	366
Total cash and cash equivalents	94,617	77,328
Available-for-sale investment securities (Amortized cost of $470,080 at December 31, 2015 and $423,639 at December 31, 2014)	477,554	432,535
Held-to-maturity investment securities (Fair value of $35,142 at December 31, 2015 and $35,096 at December 31, 2014)	31,712	31,964
Loans, less allowance for credit losses of $9,610 at December 31, 2015 and $8,308 at December 31, 2014	588,501	564,280
Bank premises and equipment, net	9,292	9,949
Bank owned life insurance	20,702	20,957
Federal Home Loan Bank stock	4,823	4,791
Goodwill	29,917	29,917
Core deposit intangibles	1,024	1,344
Accrued interest receivable and other assets	18,594	19,118
Total assets	$1,276,736	$1,192,183

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$428,773	$376,402
Interest bearing	687,494	662,750
Total deposits	1,116,267	1,039,152

Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	15,991	16,831
Total liabilities	1,137,413	1,061,138
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 10,996,773 at December 31, 2015 and 10,980,440 at December 31, 2014	54,424	54,216
Retained earnings	80,437	71,452
Accumulated other comprehensive income, net of tax	4,462	5,377
Total shareholders’ equity	139,323	131,045
Total liabilities and shareholders’ equity	$1,276,736	$1,192,183

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(In thousands, except share and per share amounts)	2015	2014	2015	2014

INTEREST INCOME:
Interest and fees on loans	$7,827	$7,295	$30,504	$29,493
Interest on deposits in other banks	63	41	210	176
Interest and dividends on investment securities:
Taxable	1,316	1,412	4,793	5,538
Exempt from Federal income taxes	1,688	1,528	6,315	5,832
Total interest income	10,894	10,276	41,822	41,039
INTEREST EXPENSE:
Interest on deposits	230	247	948	1,060
Interest on junior subordinated deferrable interest debentures	26	24	99	96
Total interest expense	256	271	1,047	1,156
Net interest income before provision for credit losses	10,638	10,005	40,775	39,883
PROVISION FOR CREDIT LOSSES	—	8,385	600	7,985
Net interest income after provision for credit losses	10,638	1,620	40,175	31,898
NON-INTEREST INCOME:
Service charges	749	839	3,070	3,280
Appreciation in cash surrender value of bank owned life insurance	145	155	596	614
Interchange fees	316	281	1,197	1,205
Loan placement fees	248	143	1,042	544
Net gain on disposal of other real estate owned	—	—	11	63
Net realized gains on sales and calls of investment securities	36	331	1,495	904
Federal Home Loan Bank dividends	106	89	580	327
Other income	279	245	1,396	1,227
Total non-interest income	1,879	2,083	9,387	8,164
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,364	4,887	20,836	19,721
Occupancy and equipment	1,147	1,165	4,669	4,835
Professional services	292	291	1,504	1,176
Data processing expense	277	458	1,139	1,820
ATM/Debit card expenses	137	148	548	624
License & maintenance contracts	128	104	520	488
Regulatory assessments	238	193	1,059	762
Advertising	134	127	608	589
Internet banking expenses	168	161	709	520
Amortization of core deposit intangibles	67	84	320	337
Other expense	1,051	1,201	4,104	4,466
Total non-interest expenses	9,003	8,819	36,016	35,338
Income (loss) before provision for income taxes	3,514	(5,116)	13,546	4,724
PROVISION FOR INCOME TAXES	611	(2,750)	2,582	(570)
Net income (loss)	$2,903	$(2,366)	$10,964	$5,294
Net income per common share:
Basic earnings (loss) per common share	$0.27	$(0.22)	$1.00	$0.48
Weighted average common shares used in basic computation	10,941,280	10,923,211	10,931,927	10,919,235
Diluted earnings (loss) per common share	$0.26	$(0.22)	$1.00	$0.48
Weighted average common shares used in diluted computation	11,030,470	11,000,147	11,015,763	10,999,938
Cash dividends per common share	$0.06	$0.05	$0.18	$0.20

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
For the three months ended	2015	2015	2015	2015	2014
(In thousands, except share and per share amounts)
Net interest income	$10,638	$10,352	$10,065	$9,720	$10,005
Provision for credit losses	—	100	500	—	8,385
Net interest income after provision for credit losses	10,638	10,252	9,565	9,720	1,620
Total non-interest income	1,879	1,722	3,096	2,691	2,083
Total non-interest expense	9,003	9,028	8,697	9,288	8,819
Provision (benefit) for income taxes	611	429	886	657	(2,750)
Net income (loss)	$2,903	$2,517	$3,078	$2,466	$(2,366)
Basic earnings (loss) per common share	$0.27	$0.23	$0.28	$0.23	$(0.22)
Weighted average common shares used in basic computation	10,941,280	10,938,160	10,924,437	10,923,590	10,923,211
Diluted earnings (loss) per common share	$0.26	$0.23	$0.28	$0.22	$(0.22)
Weighted average common shares used in diluted computation	11,030,470	11,024,954	11,009,916	11,002,976	11,000,147

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
As of and for the three months ended	2015	2015	2015	2015	2014
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.61%	1.52%	1.46%	1.46%	1.45%
Non-performing assets to total assets	0.19%	0.20%	0.51%	1.17%	1.18%
Total non-performing assets	$2,413	$2,494	$6,216	$14,044	$14,052
Total nonaccrual loans	$2,413	$2,494	$6,216	$13,696	$14,052
Net loan charge-offs (recoveries)	$(517)	$(279)	$185	$(91)	$7,566
Net charge-offs (recoveries) to average loans (annualized)	(0.35)%	(0.19)%	0.12%	(0.06)%	5.35%
Book value per share	$12.67	$12.50	$12.13	$12.24	$11.93
Tangible book value per share	$9.86	$9.68	$9.30	$9.41	$9.09
Tangible common equity	$108,382	$106,445	$102,215	$103,370	$99,784
Cost of total deposits	0.08%	0.09%	0.09%	0.09%	0.10%
Interest and dividends on investment securities exempt from Federal income taxes	$1,688	$1,593	$1,496	$1,538	$1,528
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.01%	4.01%	4.06%	3.95%	4.04%
Return on average assets (2)	0.92%	0.82%	1.02%	0.83%	(0.80)%
Return on average equity (2)	8.42%	7.47%	9.15%	7.41%	(7.06)%
Loan to deposit ratio	53.58%	55.76%	56.04%	55.38%	55.10%
Tier 1 leverage - Bancorp	8.65%	8.68%	8.72%	8.57%	8.36%
Tier 1 leverage - Bank	8.58%	8.55%	8.65%	8.54%	8.31%
Common Equity Tier 1 - Bancorp (3)	13.44%	13.18%	13.12%	12.95%	N/A
Common Equity Tier 1 - Bank (3)	13.67%	13.34%	13.36%	13.21%	N/A
Tier 1 risk-based capital - Bancorp	13.79%	13.54%	13.47%	13.30%	13.67%
Tier 1 risk-based capital - Bank	13.67%	13.34%	13.36%	13.21%	13.59%
Total risk-based capital - Bancorp	15.04%	14.76%	14.66%	14.47%	14.88%
Total risk based capital - Bank	14.93%	14.57%	14.55%	14.38%	14.80%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
(3) New capital ratio required with new Basel III capital rules that took effect January 1, 2015.

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Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended December 31,		For the Year Ended December 31,
(Dollars in thousands)	2015	2014	2015	2014
Federal funds sold	$279	$348	$251	$293
Interest-bearing deposits in other banks	71,786	48,789	64,963	53,781
Investments	494,975	464,987	463,832	459,792
Loans (1)	586,502	557,368	578,899	533,531
Federal Home Loan Bank stock	4,823	4,791	4,813	4,700
Earning assets	1,158,365	1,076,283	1,112,758	1,052,097
Allowance for credit losses	(9,560)	(7,594)	(8,978)	(8,147)
Nonaccrual loans	2,424	7,860	7,863	5,998
Other real estate owned	—	—	33	36
Other non-earning assets	111,010	110,958	110,850	107,499
Total assets	$1,262,239	$1,187,507	$1,222,526	$1,157,483

Interest bearing deposits	$696,302	$671,438	$677,867	$657,738
Other borrowings	5,155	5,155	5,156	5,155
Total interest-bearing liabilities	701,457	676,593	683,023	662,893
Non-interest bearing demand deposits	406,560	359,892	387,931	348,822
Non-interest bearing liabilities	16,333	16,991	16,510	15,354
Total liabilities	1,124,350	1,053,476	1,087,464	1,027,069
Total equity	137,889	134,031	135,062	130,414
Total liabilities and equity	$1,262,239	$1,187,507	$1,222,526	$1,157,483

AVERAGE RATES
Federal funds sold	0.25%	0.25%	0.25%	0.25%
Interest-earning deposits in other banks	0.34%	0.33%	0.32%	0.32%
Investments	3.06%	3.14%	3.10%	3.13%
Loans (3)	5.29%	5.19%	5.27%	5.53%
Earning assets	4.10%	4.14%	4.10%	4.22%
Interest-bearing deposits	0.13%	0.15%	0.14%	0.16%
Other borrowings	1.97%	1.83%	1.89%	1.83%
Total interest-bearing liabilities	0.14%	0.16%	0.15%	0.17%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.01%	4.04%	4.01%	4.11%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaled $870 and $786 for the three months ended December 31, 2015 and 2014, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $3,254 and $3,005 for the year ended December 31, 2015 and 2014, respectively.

(3)
Loan yield includes loan (costs) fees for the three months ended December 31, 2015 and 2014 of $159 and $36, respectively. Loan yield includes loan fees for the year ended December 31, 2015 and 2014 of $255 and $272, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322